ADT: 1Q22 Additional Information April 22, 2022 Exhibit 99.1

Forward Looking Statements and Non-GAAP Measures ADT has made statements in this presentation that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to our operating and performance metrics and any implied or stated future performance of such metrics.  Forward-looking statements can often be identified by the use of words like “will,” “plans,” “intends,” “anticipates,” and similar words and are based on currently available information and management’s current beliefs and assumptions. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this presentation, including among others, risks and uncertainties relating to the performance of our operating segments, the performance of our newly acquired Sunpro Solar operations, the performance of our recently announced joint venture with Ford, our operating results under a company-owned or customer-owned ownership model, our leverage ratio, and risk factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.  Any forward-looking statement made in this presentation speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Non-GAAP Measures To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we discuss the non-GAAP measure Adjusted Free Cash Flow. We believe the presentation of Adjusted Free Cash Flow is appropriate to provide investors with useful information about our ability to repay debt, make other investments, and pay dividends and that it is a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends. We define Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from our consumer receivables facility; (ii) financing and consent fees; (iii) restructuring and integration; (iv) integration-related capital expenditures; (v) radio conversion costs net of any related incremental revenue collected; and (vi) other payments or receipts that may mask our operating results or business trends. We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities. The Company is not providing a reconciliation of statements made with respect to its 2022 adjusted free cash flow guidance to net cash provided by operating activities, which is the corresponding GAAP measure, because this GAAP measure is difficult to reliably predict or estimate without unreasonable effort due to its dependence on future uncertainties such as the uncertainties set forth under the heading “Forward Looking Statements and Non-GAAP Measures.” Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results.

1Q22 Additional Information Cash Flow Timing Purchase Accounting As part of the Sunpro Solar (“Sunpro”) acquisition in December 2021, Sunpro’s customer backlog at acquisition date was recorded as an intangible asset on ADT’s balance sheet and recognized as a reduction of installation and other revenue over a useful life of three months from the date of acquisition. This intangible asset was fully amortized in the first quarter, which negatively impacted revenues by approximately $30 million in the quarter. This impact is entirely non-cash in nature. For the first quarter ending March 31, 2022, we expect net cash provided by operating activities, net cash used in investing activities, net cash provided by financing activities, and, as a result, negative adjusted free cash flow. Items affecting cash flow in the first quarter included the timing of prior year incentive compensation payments (which we believe had a greater impact in the first quarter than what we expect for the rest of the year), interest payments, and working capital timing. Other drivers of cash flow include the timing of dealer account purchases and investments in subscriber acquisition, as well as the timing of net borrowings and repayments on our long-term debt. Cash flow performance is slightly ahead of our plan for the year and we remain on track to achieve our 2022 adjusted free cash flow guidance. Interest Rate Swap Mark-to-Market The increase in market interest rates has generated a corresponding increase in the value of ADT’s interest rate swaps. The value of these swaps is marked to market each quarter and the changes in fair value are recognized each period on the income statement, as the Company does not apply hedge accounting. This positively impacted interest expense by $125 to $150 million in the first quarter. This impact is entirely non-cash in nature.